SUBSIDIARIES OF THE COMPANY

                                                            Percentage of Voting
            Name             Jurisdiction of Incorporation    Securities Owned
            ----             -----------------------------    ----------------

Patagonia Gold Mines Limited            Bermuda                   100 (a)

(a)  Included in the consolidated financial statements filed herein.




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